                                                                    EXHIBIT 99.1
[CRDA    [CRDB
LISTED   LISTED
NYSE]    NYSE]

                                 [CRAWFORD LOGO]



                                  PRESS RELEASE
                               CRAWFORD & COMPANY
 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

FOR IMMEDIATE RELEASE                                    DATE: APRIL 24, 2003
                                                         FROM: GROVER L. DAVIS
                                                         CHAIRMAN AND
                                                         CHIEF EXECUTIVE OFFICER
--------------------------------------------------------------------------------

                   CRAWFORD REPORTS FIRST QUARTER 2003 RESULTS

Crawford & Company (NYSE: CRDA and CRDB) announced its financial results for the first quarter ended March 31, 2003.

First quarter 2003 revenues before reimbursements totaled $167.3 million compared with $171.8 million in the 2002 first quarter. First quarter 2003 net income was $3.2 million versus $8.2 million for the 2002 first quarter. Net income in the 2002 first quarter included a payment received from a former vendor in full settlement of a business dispute of $3.8 million, net of related income tax expense, or $0.08 per share. First quarter 2003 net income per share was $0.07 per share, compared with $0.17 in the prior-year quarter.

Operating earnings is one of the key performance measures used by the Company's senior management to evaluate the performance of its business and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its performance using the same criteria that management uses. Operating earnings (earnings before special credit, net corporate interest and taxes) in the 2003 first quarter totaled $6.4 million compared with $8.0 million in the comparable 2002 quarter. Following is a reconciliation of consolidated net income to operating earnings and the related margin as a percentage of revenues before reimbursements:

                                     Quarter Ended              Quarter Ended
                                        March 31,    Margin        March 31,      Margin
(in thousands)                            2003          %            2002            %
                                     -------------   ------     -------------     ------
Net income                               $3,249        1.9%        $ 8,167         4.8%
Add/(deduct):
    Special credit                         --          --           (6,000)       (3.5)
    Net corporate interest                1,279         .8           1,178          .7
    Income taxes                          1,859        1.1           4,674         2.7
                                         ------        ---         -------         ---
Operating earnings                       $6,387        3.8%        $ 8,019         4.7%
                                         ======        ===         =======         ===

                                 [CRAWFORD LOGO]

                                  PRESS RELEASE
                               CRAWFORD & COMPANY
 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

U.S. revenues before reimbursements were $115.1 million in the first quarter of 2003 compared with $126.6 million in the 2002 first quarter. Revenues from the insurance company market were $58.7 million in the 2003 first quarter compared with $64.8 million in the 2002 period, reflecting a continued softening in the Company's U.S. insurance company referrals for high-frequency, low-severity claims in the current quarter. Lower medical bill auditing revenues associated with the previously reported non-renewal of a contract with a major domestic insurer contributed $3.1 million of this decline. Revenues from self-insured clients were $42.5 million in the 2003 first quarter compared with $50.3 million in the 2002 quarter, primarily reflecting declines in U.S. employment levels and associated injury rates which have contributed to a reduction in workers' compensation claims. Class action services revenues were $13.9 million for the 2003 first quarter, compared with $11.5 million in the comparable year-ago quarter.

First quarter 2003 international revenues grew to $52.2 million from $45.2 million for the same period in 2002. This growth is largely due to the Company's third quarter 2002 acquisition of the loss adjusting business of Robertson and Company in Australia and growth within its Canadian and United Kingdom operations. During the 2003 first quarter, the U.S. dollar weakened significantly against the British Pound and the Euro, resulting in a net exchange rate benefit in the quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $48.1 million in the 2003 first quarter.

Mr. Grover L. Davis, chief executive officer of Crawford & Company, stated, "Our first quarter results reflect a continued industry-wide decline in property & casualty claims frequency. Conservative underwriting, increases in policy deductibles, and mild weather have contributed to a decline in property and casualty claims frequency, resulting in an overall 14% decline in cases received in the U.S. These factors impacted our U.S. insurance company referrals for high-frequency, low-severity claims and resulted in lower U.S. revenues. In addition, our self-insured market revenues in the U.S. were negatively impacted by a reduction in workers' compensation claims frequency. In fact, the Bureau of Labor Statistics recently reported an 8% decline in private sector workplace injuries, and employee absentee rates are at their lowest levels since 1991."

"In the face of challenging industry circumstances, we successfully reduced our U.S. operating expenses nearly 8% in the current quarter in response to the decline in claims volume. While we could not maintain our operating margin, we remain committed to preserving our profitability and are currently taking aggressive steps to reduce our U.S. annual operating costs by approximately $15 million from their current level. This is a difficult and painful decision, but we believe that it is essential in order to increase our U.S. operating margin to an acceptable level of 6% to 7% over the remainder of the year. This operating margin would equate to an after-tax margin of approximately 4%. By achieving these cost reductions, we believe that we will be able to preserve our current level of dividends, which is of paramount importance to us in delivering shareholder value and building investor confidence."

                                 [CRAWFORD LOGO]

                                  PRESS RELEASE
                               CRAWFORD & COMPANY
 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

Mr. Davis concluded, "Our technology initiatives are continuing to bear fruit and we will begin our pilot implementation of a case management system to support our medical and vocational consultants in the next month. This system will greatly improve employee mobility and information access, service consistency and quality, and the validation of the benefits our clients gain from our services. The production rollout of this system will begin in July."

Crawford & Company's management will host a conference call with analysts on Thursday, April 24, 2003 at 3:00 P.M. EDT, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through May 1, 2003. You may dial 1-800-428-6051 (973-709-2089 international) to listen to the replay. The access code is 289711. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended March 31, 2003 is shown on the attached statements.

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 67 countries. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.


--------------------------------------------------------------------------------
Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter ended March 31, 2003 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a complete discussion regarding factors which could affect the Company's financial performance, see the Company's Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission, in particular the information under the headings "Business", "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.
--------------------------------------------------------------------------------

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.

                                 [CRAWFORD LOGO]

                                  PRESS RELEASE
                               CRAWFORD & COMPANY
 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

                               CRAWFORD & COMPANY
                        COMPARATIVE STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)

QUARTER ENDED MARCH 31                                           2003            2002          % Change
----------------------                                         --------        --------        --------
Revenues:

    Revenues Before Reimbursements                             $167,258        $171,767           -3%
    Reimbursements                                                9,615           8,634           11%
                                                               --------        --------
Total Revenues                                                  176,873         180,401           -2%

Costs and Expenses:

         Cost of Services Before Reimbursements                 127,792         130,591           -2%
         Reimbursements                                           9,615           8,634           11%
                                                               --------        --------
    Cost of Services                                            137,407         139,225           -1%

    Selling, General, and Administrative                         33,079          33,157            0%
    Special Credit(1)                                                --          (6,000)          nm
    Corporate Interest, Net                                       1,279           1,178            9%
                                                               --------        --------
Total Costs and Expenses                                        171,765         167,560            3%
                                                               --------        --------

Income Before Income Taxes                                        5,108          12,841          -60%
Income Taxes                                                      1,859           4,674          -60%
                                                               --------        --------
Net Income                                                     $  3,249        $  8,167          -60%
                                                               ========        ========

Net Income Per Share:
   Basic                                                       $   0.07        $   0.17          -59%
                                                               ========        ========
   Diluted                                                     $   0.07        $   0.17          -59%
                                                               ========        ========

Weighted Average Shares Outstanding:
   Basic                                                         48,622          48,541
                                                               ========        ========
   Diluted                                                       48,689          48,644
                                                               ========        ========

---------------
(1) Special credit related to a payment from a former vendor in full settlement of a business dispute.

nm = not meaningful

                                 [CRAWFORD LOGO]

                                  PRESS RELEASE
                               CRAWFORD & COMPANY
 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830


                               CRAWFORD & COMPANY
                      SUMMARY RESULTS BY OPERATING SEGMENT

                          QUARTER ENDED MARCH 31, 2003
                        (In Thousands Except Percentages)

                                                          U.S.                    International                    Total
                                                -----------------------       ---------------------       -----------------------
                                                  2003           2002           2003         2002           2003           2002
                                                --------       --------       -------       -------       --------       --------

Revenues Before Reimbursements                  $115,073       $126,610       $52,185       $45,157       $167,258       $171,767

Compensation & Benefits                           74,344         81,759        35,493        31,400        109,837        113,159
% of Revenues                                       64.6%          64.5%         68.0%         69.5%          65.7%          65.9%

Expenses Other than Reimbursements,
   Compensation & Benefits                        36,680         38,572        14,354        12,017         51,034         50,589
% of Revenues                                       31.9%          30.5%         27.5%         26.6%          30.5%          29.4%
                                                --------       --------       -------       -------       --------       --------

Operating Earnings (1)                          $  4,049       $  6,279       $ 2,338       $ 1,740       $  6,387       $  8,019
% of Revenues                                        3.5%           5.0%          4.5%          3.9%           3.8%           4.7%
                                                ========       ========       =======       =======       ========       ========


---------------
(1) Earnings before special credit, net corporate interest, and taxes.

                                 [CRAWFORD LOGO]

                                  PRESS RELEASE
                               CRAWFORD & COMPANY
 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830


                               CRAWFORD & COMPANY
                      CONDENSED COMPARATIVE BALANCE SHEETS
                      MARCH 31, 2003 AND DECEMBER 31, 2002
                                 (In Thousands)


                                                                  MARCH 31      December 31
ASSETS                                                               2003           2002
                                                                  ---------     -----------
       Current Assets:
            Cash and Cash Equivalents                             $  32,097       $  31,091
            Accounts Receivable, Net                                135,437         135,174
            Unbilled Revenues                                       101,919          93,792
            Prepaid Expenses and Other Current Assets                10,889          11,968
                                                                  ---------       ---------

       Total Current Assets                                         280,342         272,025
                                                                  ---------       ---------

       Property and Equipment, at Cost                              147,249         144,706
       Less Accumulated Depreciation                               (111,157)       (108,607)
                                                                  ---------       ---------

       Net Property and Equipment                                    36,092          36,099
                                                                  ---------       ---------

       Other Assets                                                 171,805         166,652
                                                                  ---------       ---------

       Total Assets                                               $ 488,239       $ 474,776
                                                                  =========       =========


LIABILITIES AND SHAREHOLDERS' INVESTMENT

       Current Liabilities:
            Short-Term Borrowings                                 $  34,293       $  30,019
            Accounts Payable                                         30,743          31,956
            Accrued Liabilities                                      67,026          66,265
            Deferred Revenues                                        19,733          18,516
            Current Installments of Long-Term Debt                    1,704           1,493
                                                                  ---------       ---------

       Total Current Liabilities                                    153,499         148,249
                                                                  ---------       ---------

       Noncurrent Liabilities                                       170,255         167,096
                                                                  ---------       ---------

       Shareholders' Investment:
            Class A Common Stock, $1.00 Par Value                    23,925          23,925
            Class B Common Stock, $1.00 Par Value                    24,697          24,697
            Additional Paid-in Capital                                  523             523
            Retained Earnings                                       192,099         191,767
            Accumulated Other Comprehensive Loss                    (76,759)        (81,481)
                                                                  ---------       ---------

       Total Shareholders' Investment                               164,485         159,431
                                                                  ---------       ---------

       Total Liabilities and Shareholders' Investment             $ 488,239       $ 474,776
                                                                  =========       =========

                                [CRAWFORD LOGO]
                                 PRESS RELEASE
                               CRAWFORD & COMPANY
 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404)256-0830


                               CRAWFORD & COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                QUARTER ENDED MARCH 31, 2003 AND MARCH 31, 2002
                                 (In Thousands)


                                                                                 2003          2002
                                                                               --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net Income                                                              $ 3,249       $ 8,167
        Reconciliation of Net Income to Net Cash Provided by
             Operating Activities:
              Depreciation and Amortization                                       4,055         4,335
              Deferred Income Taxes                                                 221          (287)
              Loss on Sales of Property and Equipment                                71             7
        Changes in Operating Assets and Liabilities, Net of Effects
             of Acquisitions:
              Accounts Receivable, Net                                            3,056        (1,005)
              Unbilled Revenues                                                  (5,986)       (3,512)
              Accrued or Prepaid Income Taxes                                    (1,012)          433
              Accounts Payable and Accrued Liabilities                           (2,961)       (3,561)
              Deferred Revenues                                                   1,039        (1,174)
              Prepaid and Accrued Pension Costs                                   3,946         3,485
              Prepaid Expenses and Other Assets                                     788        (3,592)
                                                                                -------       -------
Net Cash Provided by Operating Activities                                         6,466         3,296
                                                                                -------       -------


CASH FLOWS FROM INVESTING ACTIVITIES:
        Acquisitions of Property and Equipment, Net                              (2,228)       (2,555)
        Capitalization of Computer Software Costs                                (3,167)       (2,609)
                                                                                -------       -------
Net Cash Used in Investing Activities                                            (5,395)       (5,164)
                                                                                -------       -------


CASH FLOWS FROM FINANCING ACTIVITIES:
        Dividends Paid                                                           (2,918)       (6,796)
        Proceeds from Exercise of Stock Options                                      --            55
        Increase in Short-Term Borrowings                                         2,140         2,983
        Decrease in Long-Term Debt                                                  (75)          (30)
                                                                                -------       -------
Net Cash Used in Financing Activities                                              (853)       (3,788)
                                                                                -------       -------

Effect of Exchange Rate Changes on Cash and Cash Equivalents                        788          (197)
Increase (Decrease) in Cash and Cash Equivalents                                  1,006        (5,853)
Cash and Cash Equivalents at Beginning of Period                                 31,091        21,966
                                                                                -------       -------
Cash and Cash Equivalents at End of Period                                      $32,097       $16,113
                                                                                =======       =======